Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form SB-2/A) of Money Centers of America, Inc. and the related prospectuses of our audit report dated April 12, 2005 with respect to the consolidated balance sheet at December 31, 2004 and the consolidated statements of operations, stockholders' deficit and cash flows of Money Centers of America, Inc. for the years ended December 31, 2004 and 2003 in the form 10-KSB for the year ended December 31, 2004.


                                          /s/ Sherb & Co., LLP
                                              ----------------------------------
                                              Sherb & Co., LLP
                                              Certified Public Accountants


Boca Raton, Florida
February 1, 2006